Exhibit 31.1

CERTIFICATION

I, Peter R. Huntsman, certify that:

1.             I have reviewed this Amendment No. 1 on Form 10-K/A of Huntsman Corporation and Huntsman International LLC; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.*

Date: April 29, 2008

/s/ Peter R. Huntsman
Peter R. Huntsman
Chief Executive Officer

*                 Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No. 1 on Form 10-K/A does not include the information as to which such paragraphs relate.